EXHIBIT 10.9

ADDENDUM TO ECLSUIVE DISTRIBUTION AGREEMENT
ADDENDUM NO. 1

This Distribution Agreement ADDENDUM NO. 1, hereinafter ("Addendum No. 1"), is made and entered into on November 18, 2013, hereinafter the ("Effective Date"), by and between MEDX BRAND MEDTAINER, INC., a California corporation having a principal place of business located at 912 Maertin Lane, Fullerton, CA 92831, hereinafter the ("Producer"), and TSD WORLDWIDE, INC., a California corporation having a principal place of business located at 9716 Alburtis Avenue, Santa Fe Springs, CA 90670, hereinafter the ("Distributor").

WHEREAS, Producer and Distributor desire to amend the Exclusive Distribution Agreement executed between the Parties on September 30th, 2013, hereinafter the ("Agreement"), in certain respects as contained herein, with the terms of this Addendum I binding upon each "Party" and collectively the "Parties" as if they were an original part of the Agreement; moreover, terms used herein and not otherwise defined shall have the same meanings as given them in the MASTER SALES AGREEMENT; and

WHEREAS, Producer and Distributors desire to clarify and amend certain of their rights and obligations under the Agreement.

NOW THEREFORE, the parties hereto, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

1. DISTRIBUTION AGREEMENT

1.1 The parties agree that this Addendum hereby modifies the Exclusive Distributorship "Agreement" between PRODUCER and DISTRIBUTOR dated September 30, 2013, and signed by _______________________ on September 30th, 2013. Notwithstanding the foregoing, any and all terms and conditions in the Agreement not modified by this Addendum shall remain in full force and effect. Any defined terms in this Addendum that are not defined herein, shall have the same messing as set forth in the Agreement.

1.2 Article 19, the term of this Agreement shall be one (1) year commencing October 1, 2013.

1.3 This Agreement shall be automatically renewed for the Contract Term per Article 19, should neither party hereto gives the other party hereto written notice of at least one month prior to the end of the contract term of such party's intention not to renew this Agreement and the same shall apply to any subsequent renewals of this Agreement unto thereafter.

2.  PRODUCT AND MARKETS AND CUSTOMER TYPE (MARKET)

2.1 Products : The Products covered by this Agreement are MedX Brand Medtainer Products hereto, manufactured by or on behalf of PRODUCER any improved or updated versions thereof, including accessories designed for such products, and any new products subsequently introduced by PRODUCER for sale to the MARKET (as such term is defined below).

2.2 MARKET. This Agreement covers all United States' markets supporting the purposes of the Agreement to import and distribute advanced medical equipment and tools such as smoking and tobacco related accessories to but not limited to retail (convenience stores) and nonretail wholesale channels.

2.3 Similar or Related Products : Any goods similar or related to the Products, and sold to the MARKET, that may be developed by PRODUCER during the term of this Agreement must offered by PRODUCER to DISTRIBUTOR, and DISTRIBUTOR must offer and represent the same to its customer base on the same terms as set forth herein.

3.  GRANT OF RIGHTS

3.1 PRODUCER hereby appoints DISTRIBUTOR and DISTRIBUTOR accepts the appointment as PRODUCER'S "Exclusive" Distributor of the Products in the United States (the "Territory") for the MARKET, during the term of this Agreement and pursuant to the provisions of this Agreement. The Term of this Agreement will be for one (1) year from the Effective Date of this Addendum, and it will renew annually thereafter unless either party provides written termination notification to the other party, at least thirty (30) days prior to the expiration of the Term, of its intention not to renew.

3.2 EXISTING DISTRIBUTION FOR MARKET: Except for those sales relationships and distribution agreements with the third parties set forth in Section 3.3 below, PRODUCER agrees to terminate, or transfer to DISTRIBUTOR, its other existing distribution agreements for the MARKET and other SPECIFIC CUSTOMER TYPES set forth by PRODUCER in this Addendum No. I. DISTRIBUTOR shall provide adequate coverage of the Territory. In the event that DISTRIBUTOR does not provide adequate coverage within the Territory and fails to cure such deficiency alleged by PRODUCER within sixty (60) days of receiving notice from PRODUCER, PRODUCER may quote orders directly to customers in the Territory pursuant to the terms and conditions to be detailed and made whole as an addendum to this Agreement.

3.3 Except with respect to the terms of Section 3.1 and 3.2 above, PRODUCER shall retain no right to sell, and distribute the Products directly to end user customers. PRODUCER shall be permitted to maintain the following distribution and sales relationships and agreements with the following third parties outside of the United States. TSD will be used to consult with these accounts to help align our strategies.

Addendum No. 1-Continued

3.4 Distributor mutually respects and will act as a business consult to existing distribution markets both domestically and internationally; moreover, Distributor agrees to honor all existing MARKET contracts by PRODUCER, hereby considered "Grandfathered-In"; therefore, PRODUCER'S existing CUSTOMER TYPES, prior to this Agreement and Addendum and noted in Section 3.3 above, are mutually agreed upon and are hereby included in the exception binding the terms this Agreement including pricing and other pre-negotiated terms associated with the relationship.

4.  Disputes, Controversies or Differences

All issues that are not set forth in this Addendum I or all disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Addendum I, shall be resolved by the parties after discussion in good faith.

5.  Performance Guidelines for TSD Worldwide with the Medtainers Base on the United States markets, here are the goals for the Medtainer for this contract.

Month 1 10500 units Month 2 12000 units Month 3 14000 units

Month 4 16800 units Month 5 20000 units Month 6 23500 units

Month 7 33500 units Month 8 45000 units Month 9 50000 units

Month 10 50000 units Month 11 55000units Month 12 57500 units

IN WITNESS WHEREOF the Parties have executed two copies of this Addendum No. 1 with the signature by their duly authorized officers or representatives and both Producer and Distributor shall retain each a copy.

D & C Distributors		TSD WORDLWIDE, INC

By:	/s/ Doug Heldoorn	By:	/s/Curtis Fairbrother
	Doug Heldoorn		Curtis Fairbrother